Exhibit 10.3
CHANGE ORDER
Southern Berm Supplement to LNTP No. 1 Work

PROJECT NAME: Driftwood LNG Phase 1 OWNER: Driftwood LNG LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: November 10, 2017	CHANGE ORDER NUMBER: CO-010 DATE OF CHANGE ORDER: October 10, 2022

The Agreement between the Parties listed above is changed as follows:
Pursuant to Section 5.1 and 5.2A of the Agreement, Owner issued Limited Notice to Proceed No. 1 on March 24, 2022, authorizing Contractor to proceed with the LNTP Work authorized in Change Order Number 007 (“CO-007”) (as amended by Change Order Number 009 on July 15, 2022, “LNTP No. 1”). On August 6, 2022, the Parties entered into that certain letter agreement (the “Letter Agreement”), pursuant to which the Parties agreed to supplement LNTP No. 1 and Exhibit B thereto by expanding the scope of the LNTP No. 1 Work. Under the Letter Agreement, Owner authorized Contractor to immediately commence and progress the construction activities set forth in Exhibit A to this CO-010 (the “Southern Berm Supplement to LNTP No. 1 Work”), and the Parties agreed to execute a Change Order memorializing the terms of the Letter Agreement.
Accordingly, and per Section 6.1B of the Agreement, the Parties agree to modify the Agreement as detailed below:
1.SCOPE OF THE LNTP NO. 1 WORK
1.Scope Adjustments
The Parties agree that the LNTP No. 1 Work authorized under LNTP No. 1 is supplemented to include the following:
(1)a new scope of Work under the Agreement for a berm access road along the west and southwest perimeter berm of the Site, temporary access roads, and a road top layer on the entire berm access road, as further described in Exhibit A to this CO-010 (the “New Scope”).

(2)a portion of existing future berm scope of Work under the Agreement, as further described in Exhibit A to this CO-010 (the “Existing Scope”).

2.EPC Agreement Terms Modifications
The Parties agree that Section III.C of CO-007 is modified (blue text are additions and ~~red~~ text are deletions) as follows:
    “C. Scope of the LNTP No. 1 Work
The LNTP No. 1 Work consists of all Work specified ~~is defined~~ in Exhibit B and Exhibit E to this CO-007.”
The Parties agree to amend CO-007 by adding Exhibit A to this CO-010 as a new Exhibit E to CO-007.
3.Commercial Impact
The Parties agree Contractor shall be compensated a fixed, lump-sum amount of $19,494,641.00 for its performance of this CO-010 (the “CO-010 Price”). The Parties agree that $10,666,641.00 of the CO-010 Price is compensation for the New Scope, and therefore the Contract Price shall be increased by $10,666,641.00 as full compensation for all changes listed in Section I.A and I.B of this CO-010 in accordance with Section V below.
Contractor shall credit Owner for all amounts paid for the LNTP No. 1 Work by deducting such amounts actually paid under LNTP No. 1 from the Payment Milestones listed in the table attached as Exhibit D to this CO-010.
2.LNTP NO. 1 PAYMENT SCHEDULE

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1.Scope Adjustments
None.
2.EPC Agreement Terms Modifications
The Parties agree that Exhibit C to CO-007 is deleted in its entirety and replaced with Exhibit C to this CO-010.
The Parties agree that Exhibit D to CO-007 is deleted in its entirety and replaced with Exhibit D to this CO-010.
3.Commercial Impact
None.
3.LNTP NO. 1 WORK SCHEDULE

1.Scope Adjustments
None.
2.EPC Agreement Terms Modifications
The Parties agree that the first sentence of Section II of CO-007 is modified (blue text are additions and ~~red~~ text are deletions) as follows:
    “Subject to Section I above, Contractor will:
(1)commence the LNTP No. 1 Work on April 4, 2022; and

(2)use reasonable efforts to complete the LNTP No. 1 Work by March 31, 2023.
Notwithstanding the foregoing in this Section II, Contractor will (i) commence the portion of the LNTP No. 1 Work set forth in Exhibit E hereto (the “Southern Berm Supplement to LNTP No. 1 Work”) by August 8, 2022 and (ii) use reasonable efforts to complete the Southern Berm Supplement to LNTP No. 1 Work by December 11, 2022.”
3.Commercial Impact
None.
4.SOUTHERN BERM SUPPLEMENT TO LNTP NO. 1 WORK
Pursuant to the Letter Agreement, the Parties hereby memorialize their agreement thereunder that:
(1)Contractor acknowledges that the scope of work attached hereto as Exhibit A is adequate to permit the execution of the Southern Berm Supplement to LNTP No. 1 Work;
(2)Contractor commenced the scope of the Southern Berm Supplement to LNTP No. 1 Work following the execution of the Letter Agreement;
(3)Contractor shall comply with all Contractor requirements under the Agreement in the performance of the Southern Berm Supplement to LNTP No. 1 Work, including, but not limited to, all relevant requirements under Owner Permits and Contractor Permits;
(4)Owner shall release Contractor from and against any and all environmental and/or regulatory and/or any third-party (excluding personal injury) liability for The Southern Berm Supplement to LNTP No. 1 Work, regardless of the cause, including the sole or joint negligence, breach of contract or other basis of liability of Contractor;
(5)Owner shall indemnify Contractor from and against any and all environmental and/or regulatory and/or any third-party (excluding personal injury) liability for The Southern Berm Supplement to LNTP No. 1 work, regardless of the cause, including the sole or joint negligence, breach of contract or other basis of liability of Contractor; and
(6)Contractor shall provide weekly updates on the progress of the Southern Berm Supplement to LNTP No. 1 Work.

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Notwithstanding the foregoing, the Parties acknowledge and agree that the requirement to execute this Change Order under the Letter Agreement on or before August 31, 2022 is hereby waived.
1.Scope Adjustments
None.
2.Agreement Terms Modifications
None.
3.Commercial Impacts
None.
5.CONTRACT PRICE MODIFICATIONS

Subject to Section VI of this CO-010 below, the Parties agree that Article 7, Section 7.1 (Contract Price) of the Agreement is modified (blue text are additions and red text are deletions) as follows:

“As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept ~~Eight Billion Thirty One Million Sixty Nine Thousand Five Hundred Forty Five U.S. Dollars ($8,031,069,545)~~ Eight Billion Forty One Million Seven Hundred Thirty Six Thousand One Hundred Eighty Six U.S. Dollars ($8,041,736,186.00) and Four Hundred Fifty Three Million Five Hundred Eighty Three Thousand Eight Hundred Seventy Euros (€453,583,870) (collectively the “Contract Price”).

The Parties agree that Attachment 3 (Payment Schedule), Schedule 3-1 (Milestone Payment Schedule USD) of the Agreement is modified by the addition of the payment milestones listed in Exhibit B of this CO-010.

The Parties agree that Article 7, Section 7.1.A (Aggregate Provisional Sum) of the Agreement is modified (blue text are additions and red text are deletions) as follows and listed in Exhibit E of this CO-010:

“A. Aggregate Provisional Sum. The Contract Price includes an aggregate amount of ~~Five Hundred and Thirty Nine Million, Four Hundred Sixty Eight Thousand and Six Hundred and Thirty Six U.S. Dollars ($539,468,636~~) Five Hundred Forty Million One Hundred Forty Seven Thousand Three Hundred and Fifty-Five U.S. Dollars ($540,147,355) (the “Aggregate Provisional Sum”) for the Provisional Sums. The scope and values of each Provisional Sum comprising the Aggregate Provisional Sum amount are included in Attachment 31.”
6.OTHER COMMERCIAL ITEMS

Notwithstanding anything to the contrary in this Change Order, the Parties agree to the following:

(1)Although the Contract Price is updated in Section V above, the Parties agree such Contract Price and the Project Schedule were valid only through May 1, 2022 and will each require further refresh and update before full NTP is issued.

(2)The Owner will not issue NTP until the Parties agree to the impacts to the Contract Price and Project Schedule resulting from issuance of NTP after May 1, 2022 in accordance with Section 5.2.C of the Agreement.

(3)Although expired, the Contract Price in Section V above is the price the Contractor will use as the starting amount for such price refresh and update.

(4)The CO-010 Price is fixed and not subject to price escalation including, but not limited to, any such adjustment permitted by Section 5.2C.1 of the Agreement. Any future price adjustments shall exclude the CO-010 Price.
7.LIST OF EXHIBITS
Exhibit A    Southern Berm Supplement to LNTP No. 1 Work
Exhibit B    Attachment 3 (Payment Schedule), Section 3-1 (Milestone Payment Schedule USD)
Exhibit C    LNTP No. 1 Payment Schedule

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Exhibit D    LNTP No. 1 Milestone Deductions
Exhibit E     Provisional Sums for Change Order CO-010
Exhibit F    Trend Rollup for Change Order CO-010

Adjustment to Contract Price
The original Contract Price was     USD 7,240,314,232    EUR 375,344,119

Net change by previously authorized Change Orders (# CO-009)     USD 790,755,313     EUR 78,239,751

The Contract Price prior to this Change Order was     USD 8,031,069,545    EUR 453,583,870

The Contract Price will be increased ~~(decreased) (unchanged)~~
by this Change Order in the amount of     USD 10,666,641     EUR     0

The new Contract Price including this Change Order will be     USD 8,041,736,186    EUR 453,583,870

The Aggregate Provisional Sum prior to this Change Order was     USD 539,468,636     EUR    0

The Aggregate Provisional Sum will be increased
by this Change Order in the amount of     USD 678,719    EUR     0

The new Aggregate Provisional Sum
including this Change Order will be     USD 540,147,355    EUR     0

Adjustments to dates in Project Schedule:
The following dates are modified: N/A
Adjustment to other Changed Criteria: N/A
Adjustment to Payment Schedule: Yes. See Exhibit B of this Change Order
Adjustment to Provisional Sums: N/A
Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Design Basis: N/A
Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: _XXX_ Contractor _XXX_ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.
XXXXXXXXXX                        XXXXXXXXXX
Owner                                Contractor
XXXXXXXXXX                        XXXXXXXXXX
Name                                Name
XXXXXXXXXX                        XXXXXXXXXX
Title                                Title
Oct 11, 2022                            10 Oct 2022

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Date of Signing                            Date of Signing

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